                                                                  EXHIBIT (k)(3)


                      AGREEMENT FOR STOCK TRANSFER SERVICES
                      -------------------------------------

                                     between

                    COLONIAL INVESTMENT GRADE MUNICIPAL TRUST
                    -----------------------------------------

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON
                        ---------------------------------

               This Agreement sets forth the terms and conditions under which The First National Bank of Boston ("Bank of Boston") will serve as Sole Transfer Agent and Registrar for the Common Stock of Colonial Investment Grade Municipal Trust (hereinafter referred to as Colonial Investment).


A.             TERM
               ----

               The term of this Agreement shall be for a period of three (3) years, commencing from the effective date of this Agreement, June 1, 1990.


B.             FEE FOR STANDARD SERVICES
               -------------------------

               For the standard services as stated in Section C provided by Bank of Boston under this Agreement, Colonial Investment will be charged as follows:


               $9.05 PER ACCOUNT, PER ANNUM

               The per account fee, as stated hereinabove, is to be adjusted annually by the Employment Cost Index. (See Section J, Employment Cost Index Adjustment).


C.             STANDARD SERVICES
               -----------------

               Bank of Boston agrees to provide the following services to Colonial Investment in accordance with the standard fee set forth in Section B hereinabove.


ACCOUNT MAINTENANCE:

               1.   Annual Administrative Services as Transfer Agent
               2.   Annual Administrative Services as Registrar
               3. Maintaining shareholder accounts, including processing of new accounts
               4. Posting and acknowledging address changes and processing other routine file maintenance adjustments
               5. Posting all transactions, including debit and credit certificates to the stockholder file
               6.   Researching and responding to all stockholder inquiries



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                                                       Colonial Investment
                                                       Grade Municipal Trust
                                                       Page 2
                                                       ------


CERTIFICATE ISSUANCE:

               7.   Certificate issuance ' cancellation and registration*
               8.   Daily Transfer Reports
               9.   Processing window items, mail items and all legal transfers
               10.  Combining certificates into large denominations
               11.  Processing Indemnity Bonds and replacing lost certificates
               12. Maintaining stop-transfers, including the placing and removing of same


MAILING, REPORTING AND MISCELLANEOUS SERVICES:

               13. Addressing and enclosing quarterly reports, three (3) per annum
               14. Preparing a full statistical report to reflect shareholder base by geographic residence code, class code, and share group, one (1) per annum
               15. Coding "multiple" accounts at a single household to suppress mailing of reports to same


ANNUAL MEETING SERVICES:

               16. Preparing a full stockholder list as of the Annual Meeting Record Date
               17.  Addressing proxy cards
               18. Enclosing proxy card along with notice and statement, return envelope and Annual Report via Bipak envelope
               19.  Receiving, opening and examining returned proxies
               20. Writing in connection with unsigned or improperly executed proxies
               21. Providing summary reports on status of tabulation on a daily basis
               22. Responding to inquiries as to whether specific accounts have yet voted
               23.  Tabulating returned proxies to include two (2) proposals, excess to be billed at $0.03 per account, per proposal
               24.  Preparing a final Annual Meeting list reflecting how each account has voted on each proposal


ABANDONED PROPERTY REPORTING SERVICES:

               25.  PREPARING an Abandoned PROPERTY REPORT, ONE (1) PER annum



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                                                       Colonial Investment
                                                       Grade Municipal Trust
                                                       Page 3
                                                       ------


DIVIDEND SERVICES:

               As Dividend Disbursing Agent and Paying Agent (checks to be drawn on The First National Bank of Boston and funds immediately available in-house on payable date), we will perform the following dividend related services:

               26. Preparing and mailing monthly dividends (check includes address-change feature) with an enclosure with each dividend check
               27. Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder
               28. Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state
               29. Preparing and filing annual withholding return and payments to government of income taxes withheld from non-resident aliens (Form 1042)
               30.  Replacing lost dividend checks
               31.  Providing photocopies of cancelled checks when requested
               32.  Reconciling paid and outstanding checks
               33. Coding "undeliverable" accounts to suppress mailing dividend checks to same
               34. Processing and recordkeeping of accumulated uncashed dividends
               35.  Furnishing requested dividend information to stockholders
               36. Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

                    -- Withholding Tax from Shareholder accounts not in compliance with the provisions of the Act
                    -- Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service
                    -- Responding to shareholder inquiries regarding the Regulations
                    -- Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
                    -- Annual mailing to pre-1984 accounts which have not yet been certified
                    -- Performing shareholder file adjustments to reflect certification of accounts



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                                                       Colonial Investment
                                                       Grade Municipal Trust
                                                       Page 4
                                                       ------



DIVIDEND REINVESTMENT SERVICES:

               As Administrator of your Open Market Dividend Reinvestment Plan
(DRP), Bank of Boston would perform the following DRP related services:

               37. Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts*
               38. Preparing and mailing dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant
               39. Preparing and mailing cash investment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant
               40. Maintaining DRP accounts and establishing new participant accounts
               41.  Processing termination requests
               42.  Processing withdrawal requests
               43. Supplying summary reports for each reinvestment/investment to Colonial Investment
               44.  Certificate depository
               45.  Handling shareholder inquiries concerning the Plan
               46. Preparation and mailing of Form 1099 to participants and related filings with the IRS



D.             * LIMITATIONS, EXCLUSIONS AND ADDITIONAL FEES
               ---------------------------------------------


               The fee as stated in Section B includes:

               47. The issuance and registration of four thousand (4,000) certificates per annum; excess will be billed at $1.60 each.

               48. A total of twenty five thousand (25,000) DRP transactions (a transaction is defined as a dividend reinvestment, cash investment, withdrawal or redemption), per annum; excess will be billed at $1.00 each.

               The fee as stated in Section B excludes the following fees associated with Respondent Bank processing:

               Respondent Bank Administration Fee                       $250.00
               For each Respondent Bank Omnibus Proxy received          $ 50.00
               For each Respondent Bank Search Card mailed              $  5.00



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                                                       Colonial Investment Grade
                                                       Municipal Trust
                                                       Page 5
                                                       ------

E.             ITEMS NOT COVERED
               -----------------

               Items not included in the fees set forth in this Agreement for "Standard Services" such as payment of a stock dividend, public offerings or any services associated with a special project are to be billed separately, on an appraisal basis.

               Services required by legislation or regulatory fiat which become effective after the date of this Agreement shall not be a part of the Standard Services and shall be billed by appraisal.

               All out-of-pocket expenses such as telephone line charges associated with (800) Toll-Free telephone calls, postage, insurance, stationary, etc. will be billed as incurred.


F.             BILLING DEFINITION OF ACCOUNT MAINTENANCE
               -----------------------------------------

               For billing purposes, number of accounts will be based on open accounts on file at beginning of each billing period, plus any new accounts added during that period.


G.             TERMINATION
               -----------

               This Agreement is terminable upon 30 days written notice by either party. If this Agreement is terminated there will be a termination charge equivalent to those fees and expenses covering the coordination of Bank of Boston's termination process and the transfer of Colonial Investment's records to the successor Stock Transfer Agent.


H.             PAYMENT FOR SERVICES
               --------------------

               It is agreed that invoices will be rendered and payable on a monthly basis. Each billing period will, therefore, be of one-month duration.


I.             NON-ASSIGNABILITY
               -----------------

               This Agreement, and the duties, obligations and services to be provided herein, may not be assigned or otherwise transferred without the prior written consent of Colonial Investment.


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                                                       Colonial Investment
                                                       Grade Municipal Trust
                                                       Page 6
                                                       ------


J.             EMPLOYMENT COST INDEX ADJUSTMENT
               --------------------------------

               An Employment Cost Index Rate analysis will be performed annually by Bank of Boston at the contract's anniversary date and the per account fee will be adjusted accordingly.


K.             CONFIDENTIALITY
               ---------------

               The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, Colonial Investment agrees that none of its directors, officers, employees, or agents without the prior written consent of the Bank, will divulge, furnish or make accessible to any third party, except as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. In this connection, Colonial Investment agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement and to such independent consultants hired expressly for the purpose of assisting in such analysis. In addition, Colonial Investment agrees that any persons to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately.


ACCEPTED AND AGREED AS OF THE 1 DAY OF JUNE 1990.

THE FIRST NATIONAL BANK OF BOSTON                 COLONIAL INVESTMENT GRADE
---------------------------------                 -------------------------
                                                  MUNICIPAL TRUST
                                                  ---------


BY:  [illegible]                                  BY:   M. Hardie
     -----------                                        ---------


TITLE: - VICE PRESIDENT                           TITLE: Sr V.P.
                                                         -------


DATE:  5/14/90                                    DATE:  5/23/90
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